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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated 4 February 2004, except for notes 1 and 2a, as to which the date is 30 March 2004, in the Registration Statement (Form S-3 No. 333-111572) of Corporate Asset Backed Corporation for the registration of up to US $2,950,000,000 of certificates and notes and the related Prospectus Supplement of CABCO Series 2004-101 Trust, with respect to the consolidated group financial statements of UBS AG included in its 2003 Annual Report on Form 20-F for the year ended 31 December 2003, filed with the Securities and Exchange Commission.

                                       Ernst & Young Ltd

                     /s/ Roger Perkin              /s/ Peter Heckendorn
                     ---------------------------   --------------------
                     Roger Perkin                  Peter Heckendorn
                     Chartered Accountant          lic.oec.
                     in charge of the audit        in charge of the audit

Basel, Switzerland
10 May 2004